Exhibit 10.1

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of July 12, 2012, between Guidance Software, Inc., a Delaware corporation, with its chief executive office located at 215 North Marengo Avenue, Suite 250, Pasadena, California 91101 (the “Borrower”) and Bank of the West, a California banking corporation, with an address of 15165 Ventura Boulevard, Sherman Oaks, CA 91403 (the “Lender”).

FOR VALUE RECEIVED, and in consideration of the granting by the Lender of financial accommodations to or for the benefit of Borrower, including without limitation respecting the Obligations (as hereinafter defined), Borrower represents to and agrees with the Lender, as of the date hereof and as of the date of each loan, credit and/or other financial accommodation, as follows:

1.        THE LOAN

1.1 Loan(s). Lender agrees, from time to time, in its sole discretion, to make one or more revolving loans, non-revolving loans or term loans (collectively, the “Loans”) to or for the account of Borrower, upon Borrower’s request therefor, in such amounts as shall be mutually agreed upon, subject to the terms and conditions set forth herein; provided there is no continuing uncured Event of Default (as hereinafter defined). Loans shall be evidenced by one or more notes issued by Borrower in favor of the Lender (collectively, and each a “Note”). This Agreement, each Note and any and all other documents, substitutions, modifications, extensions, amendments or renewals executed and delivered in connection with any of the foregoing are collectively hereinafter referred to as the “Loan Documents”.

1.2 Loan Account(s). One or more accounts shall be opened on the books of Lender in which a record will be kept of all Loans, and all payments thereon and other appropriate debits and credits as provided by the Loan Documents.

1.3 Interest. Interest respecting the Loan(s) will be charged to Borrower on the principal amount from time to time outstanding at the interest rate specified in the Note(s) in accordance with the terms of the Note(s).

1.4 Repayment. All loans and advances made respecting any Loan shall be payable to Lender on or before the Expiration Date of the respective Note.

1.5 Authorized Persons; Advances. Any person duly authorized by a general borrowing resolution of Borrower, or in the absence of such a resolution, the President, Chief Financial Officer, Chief Accounting Officer, or any person otherwise authorized in this paragraph, may request discretionary Loans hereunder, either orally or otherwise, but the Lender at its option may require that all requests for Loans hereunder shall be in writing. The Lender shall incur no liability to Borrower in acting upon any request referred to herein which the Lender believes in good faith to have been made by an authorized person or persons. Each Loan hereunder may be credited by Lender to any deposit account of Borrower with Lender or with any other bank with which Borrower maintains a deposit account, or may be paid to Borrower (or as Borrower instructs) or may be applied to any Obligations, as Lender may in each instance elect.

1.6 Periodic Statement. Upon request of Borrower, Lender will render to Borrower a statement of the Loan accounts, showing all applicable credits and debits. Each statement shall be considered correct and to have been accepted by Borrower in respect of all charges, debits and credits of whatsoever nature contained therein respecting the Loans, and the closing balance shown therein, unless Borrower notifies Lender in writing of any discrepancy within Sixty (60) days from the mailing by Lender to Borrower of any such statement.

2.        GRANT OF SECURITY INTEREST

2.1 Grant of Security Interest. In consideration of the Lender’s extending credit and other financial accommodations to or for the benefit of Borrower, Borrower hereby grants to the Lender a security interest in, a lien on and pledge and assignment of the Collateral (as hereinafter defined). The security interest granted by this Agreement is given to and shall be held by the Lender as security for the payment and performance of all Obligations, including, without limitation, all amounts outstanding pursuant to the Loan Documents.

2.2 Definitions. The following definitions shall apply to this Agreement:

(a)	“Code” shall mean the Uniform Commercial Code of California as amended from time to time.

(b)	“Collateral” shall mean all of Borrower’s present and future right, title and interest in and to any and all of the personal property of Borrower whether such property is now existing or hereafter created, acquired or arising and wherever located from time to time, including without limitation:

(i)	accounts;

(ii)	chattel paper;

(iii)	goods;

(iv)	inventory;

(v)	equipment;

(vi)	fixtures;

(vii)	farm products;

(viii)	instruments;

(ix)	investment property;

(x)	documents;

(xi)	commercial tort claims;

(xii)	deposit accounts;

(xiii)	letter-of-credit rights;

(xiv)	general intangibles;

(xv)	supporting obligations; and

(xvi)	records of, accession to and proceeds and products of the foregoing.

(c)	“Debtors” shall mean Borrower’s customers who are indebted to Borrower.

(d)	“Obligation(s)” shall mean, without limitation, all loans, advances, indebtedness, notes, liabilities, rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, forward transactions, currency swap transactions, cross-currency rate swap transactions, currency options and amounts, liquidated or unliquidated, owing by Borrower to the Lender at any time, of each and every kind, nature and description, whether arising under this Agreement or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by Borrower to the Lender; or are due indirectly by Borrower to the Lender as endorser, guarantor or other surety, or as borrower of obligations due third Persons which have been endorsed or assigned to the Lender, or otherwise), absolute or contingent, due or to become due, now existing or hereafter arising or contracted, including, without limitation, payment when due of all amounts outstanding respecting any of the Loan Documents. Said term shall also include all interest and other charges chargeable to Borrower or due from Borrower to the Lender from time to time and all costs and expenses referred to in this Agreement.

(e)	“Person” or “party” shall mean individuals, partnerships, corporations, limited liability companies and all other entities.

All words and terms used in this Agreement other than those specifically defined herein shall have the meanings accorded to them in the Code.

2.3 Ordinary Course of Business. The Lender hereby authorizes and permits Borrower to hold, process, sell, use or consume in the manufacture or processing of finished goods, or otherwise dispose of inventory for fair consideration, all in the ordinary course of Borrower’s business, excluding, without limitation, sales to creditors or in bulk or sales or other dispositions occurring under circumstances which would or could create any lien or interest adverse to the Lender’s security interest or other right hereunder in the proceeds resulting therefrom. The Lender also hereby authorizes and permits Borrower to receive from the Debtors all amounts due as proceeds of the Collateral at Borrower’s own cost and expense, and also liability, if any, subject to the direction and control of the Lender at all times; and the Lender may at any time, without cause or notice, and whether or not an Event of Default has occurred or demand has been made, terminate all or any part of the authority and permission herein or elsewhere in this Agreement granted to Borrower with reference to the Collateral, and notify Debtors to make all payments due as proceeds of the Collateral to the Lender. Until Lender shall otherwise notify Borrower, all proceeds of and collections of Collateral shall be retained by Borrower and used solely for the ordinary and usual operation of Borrower’s business. From and after notice by Lender to Borrower, all proceeds of and collections of the Collateral shall be held in trust by Borrower for Lender and shall not be commingled with Borrower’s other funds or deposited in any Lender account of Borrower; and Borrower agrees to deliver to Lender on the dates of receipt thereof by Borrower, duly endorsed to Lender or to bearer, or assigned to Lender, as may be appropriate, all proceeds of the Collateral in the identical form received by Borrower.

2.4 Allowances. Absent an Event of Default Borrower may grant such allowances or other adjustments to Debtors (exclusive of extending the time for payment of any item which shall not be done without first obtaining the Lender’s written consent in each instance) as Borrower may reasonably deem to accord with sound business practice, including, without limiting the generality of the foregoing, accepting the return of all or any part of the inventory.

2.5 Records. Borrower shall hold its books and records relating to the Collateral segregated from all Borrower’s other books and records in a manner satisfactory to the reasonable requirements of Lender; and shall deliver to the Lender from time to time promptly at its reasonable request all invoices, original documents of title, contracts, chattel paper, instruments and any other writings relating thereto, and other evidence of performance of contracts, or evidence of shipment or delivery of the merchandise or of the rendering of services; and Borrower will deliver to the Lender promptly at the Lender’s request from time to time additional copies of any or all of such papers or writings, and such other information with respect to any of the Collateral and such schedules of inventory, schedules of accounts and such other writings as the Lender may in its sole discretion deem to be necessary or effectual to evidence any loan hereunder or the Lender’s security interest in the Collateral.

2.6 Legends. Borrower shall promptly make, stamp or record such entries or legends on Borrower’s books and records or on any of the Collateral (including, without limitation, chattel paper) as Lender shall request from time to time, to indicate and disclose that Lender has a security interest in such Collateral.

2.7 Inspection. The Lender, or its representatives, at any time and from time to time, shall have the right at the sole cost and expense (for out of pocket costs to Borrower but not costs incurred by Lender) of Borrower, and Borrower will permit the Lender and/or its representatives: (a) upon 24 hour notice to examine, check, make copies of or extracts from any of Borrower’s books, records and files (including, without limitation, orders and original correspondence); (b) to perform field exams or otherwise inspect and examine the Collateral and to check, test or appraise the same as to quality, quantity, value and condition; and (c) to verify the Collateral or any portion or portions thereof or Borrower’s compliance with the provisions of this Agreement.

3.        REPRESENTATIONS AND WARRANTIES

3.1 Organization and Qualification. Borrower is a duly organized and validly existing corporation under the laws of the State of its incorporation with the exact legal name set forth in the first paragraph of this Agreement. Borrower is in good standing under the laws of said State, has the power to own its property and conduct its business as now conducted and as currently proposed to be conducted, is duly qualified to do business under the laws of each state where the nature of the business done or property owned requires such qualification, and, where necessary to maintain Borrower’s rights and privileges, has complied with the fictitious name statute of every jurisdiction in which Borrower is doing business.

3.2 Reliance. Each warranty, representation, covenant, obligation and agreement contained in this Agreement shall be conclusively presumed to have been relied upon by the Lender regardless of any investigation made or information possessed by the Lender and shall be cumulative and in addition to any other warranties, representations, covenants and agreements which Borrower now or hereafter shall give, or cause to be given, to the Lender.

3.3 Subsidiaries. Borrower has no subsidiaries other than as previously specifically consented to in writing by the Lender, if any, and Borrower has never consolidated, merged or acquired substantially all of the assets of any other Person other than as previously specifically consented to in writing by the Lender, if any.

3.4 Corporate Records. Borrower’s corporate charter, articles or certificate of organization or incorporation and all amendments thereto have been duly filed and are in proper order. All outstanding capital stock issued by Borrower was and is properly issued and all books and records of Borrower, including but not limited to its minute books, bylaws and books of account, are accurate and up to date and will be so maintained.

3.5 Title to Properties; Absence of Liens. Borrower has good and clear record and marketable title to all of its properties and assets, and all of its properties and assets including the Collateral are free and clear of all mortgages, liens, pledges, charges, encumbrances and setoffs, other than the security interest therein granted to the Lender and those mortgages, deeds of trust, leases of personal property and security interests previously specifically consented to in writing by the Lender.

3.6 Places of Business. Borrower’s chief executive office is correctly stated in the preamble to this Agreement, and Borrower shall, during the term of this Agreement, keep the Lender currently and accurately informed in writing of each of its other places of business, and shall not change the location of such chief executive office or open or close, move or change any existing or new place of business without giving the Lender at least thirty (30) days prior written notice thereof.

3.7 Valid Obligations. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action and each represents a legal, valid and binding obligation of Borrower and is fully enforceable according to its terms, except as limited by laws relating to the enforcement of creditors’ rights.

3.8 Fictitious Trade Styles. There are no fictitious trade styles, fictitious trade names, assumed business names or trade names (defined herein as “Trade Name”) used by Borrower in connection with its business operations. Borrower shall notify the Lender not less than 30 days prior to effecting any change in the matters described herein or prior to using any other Trade Name at any future date, indicating the Trade Name and State(s) of its use.

3.9 Conflicts. There is no provision in Borrower’s organizational or charter documents, if any, or in any indenture, contract or agreement to which Borrower is a party which prohibits, limits or restricts the execution, delivery or performance of the Loan Documents.

3.10 Governmental Approvals. The execution, delivery and performance of the Loan Documents does not require any approval of or filing with any governmental agency or authority, other than disclosure filings made by Borrower to the Securities and Exchange Commission in the ordinary course of its business.

3.11 Litigation, etc. Except as otherwise disclosed to Lender in writing, there are no actions, claims or proceedings pending or to the knowledge of Borrower threatened against Borrower which might materially adversely affect the ability of Borrower to conduct its business or to pay or perform the Obligations.

3.12 Accounts and Contract Rights. All accounts arise out of legally enforceable and existing contracts, and represent unconditional and undisputed bona fide indebtedness by a Debtor, and are not and will not be subject to any discount (except such cash or trade discount as may be shown on any invoice, contract or other writing delivered to the Lender). No contract right, account, general intangible or chattel paper is or will be represented by any note or other instrument, and no contract right, account or general intangible is, or will be represented by any conditional or installment sales obligation or other chattel paper, except such instruments or chattel paper as have been or immediately upon receipt by Borrower will be delivered to the Lender (duly endorsed or assigned), such delivery, in the case of chattel paper, to include all executed copies except those in the possession of the installment buyer and any security for or guaranty of any of the Collateral shall be delivered to the Lender immediately upon receipt thereof by Borrower, with such assignments and endorsements thereof as the Lender may request.

3.13 Title to Collateral. At the date hereof Borrower is (and as to Collateral that Borrower may acquire after the date hereof, will be) the lawful owner of the Collateral, and the Collateral and each item thereof is, will be and shall continue to be free of all restrictions, liens, encumbrances or other rights, title or interests (other than the security interest therein granted to the Lender), credits, defenses, recoupments, set-offs or counterclaims whatsoever. Borrower has and will have full power and authority to grant to the Lender a security interest in the Collateral and Borrower has not transferred, assigned, sold, pledged, encumbered, subjected to lien or granted any security interest in, and will not transfer, assign, sell (except sales or other dispositions in the ordinary course of business in respect to inventory as expressly permitted in this Agreement), pledge, encumber, subject to lien or grant any security interest in any of the Collateral (or any of Borrower’s right, title or interest therein), to any Person other than the Lender. The Collateral is and will be valid and genuine in all respects. Borrower will warrant and defend the Lender’s right to and interest in the Collateral against all claims and demands of all Persons whatsoever.

3.14 Location of Collateral. Except for sale, processing, use, consumption or other disposition in the ordinary course of business, Borrower will keep all inventory and equipment only at locations specified in this Agreement or specified to the Lender in writing. Borrower shall, during the term of this Agreement, keep its records concerning the Collateral, including originals of all chattel paper, at the address set for in this Agreement, and shall keep the Lender currently and accurately informed in writing of each location where Borrower’s records relating to its accounts and contract rights, respectively, are kept, and shall not remove such records or any of them to another location without giving the Lender at least thirty (30) days prior written notice thereof.

3.15 Third Parties. The Lender shall not be deemed to have assumed any liability or responsibility to Borrower or any third Person for the correctness, validity or genuineness of any instruments or documents that may be released or endorsed to Borrower by the Lender (which shall automatically be deemed to be without recourse to the Lender in any event) or for the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; and the Lender, by accepting such security interest in the Collateral, or by releasing any Collateral to Borrower, shall not be deemed to have assumed any obligation or liability to any supplier or Debtor or to any other third party, and Borrower agrees to indemnify and defend the Lender and hold it harmless in respect to any claim or proceeding arising out of any matter referred to in this paragraph.

3.16 Payment of Accounts. Each account or other item of Collateral, other than inventory and equipment, will be paid in full on or before the date shown as its due date in the schedule of Collateral, in the copy of the invoice(s) relating to the account or other Collateral or in contracts relating thereto. Upon any suspension of business, assignment or trust mortgage for the benefit of creditors, dissolution, petition in receivership or under any chapter of the Bankruptcy Code as amended from time to time by or against any Debtor, any Debtor becoming insolvent or unable to pay its debts as they mature or any other act of the same or different nature amounting to a business failure, Borrower will immediately notify the Lender thereof.

3.17 Taxes. To the best of Borrower’s knowledge, Borrower has filed all Federal, state and other tax returns required to be filed (except for such returns for which current and valid extensions have been filed), and all taxes, assessments and other governmental charges due from Borrower have been fully paid. Borrower has established on its books reserves adequate for the payment of all Federal, state and other tax liabilities (if any).

3.18 Use of Proceeds. No portion of any loan is to be used for (i) the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 and 224 or (ii) primarily personal, family or household purposes. The Collateral is not used or acquired primarily for personal, family or household purposes.

3.19 Environmental. As of the date hereof neither Borrower nor any of Borrower’s agents, employees or independent contractors (1) have caused or are aware of a release or threat of release of Hazardous Materials (as defined herein) on any of the premises or personal property owned or controlled by Borrower (“Controlled Property”) or any property abutting Controlled Property (“Abutting Property”), which could give rise to liability under any Environmental Law (as defined herein) or any other Federal, state or local law, rule or regulation; (2) have arranged for the transport of or transported any Hazardous Materials in a manner as to violate, or result in potential liabilities under, any Environmental Law; (3) have received any notice, order or demand from the Environmental Protection Agency or any other Federal, state or local agency under any Environmental Law; (4) have incurred any liability under any Environmental Law in connection with the mismanagement, improper disposal or release of Hazardous Materials; or (5) are aware of any inspection or investigation of any Controlled Property or Abutting Property by any Federal, state or local agency for possible violations of any Environmental Law.

To the best of Borrower’s knowledge, neither Borrower, nor any prior owner or tenant of any Controlled Property, committed or omitted any act which caused the release of Hazardous Materials on such Controlled Property which could give rise to a lien thereon by any Federal, state or local government. No notice or statement of claim or lien affecting any Controlled Property has been recorded or filed in any public records by any Federal, state or local government for costs, penalties, fines or other charges as to such property. All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the ownership, operation, or use of the Controlled Property, including without limitation, the past or present generation, treatment, storage, disposal or release of any Hazardous Materials into the environment, have been duly obtained or filed.

Borrower agrees to indemnify and hold the Lender harmless from all liability, loss, cost, damage and expense, including attorney fees and costs of litigation, arising from any and all of its violations of any Environmental Law (including those arising from any lien by any Federal, state or local government arising from the presence of Hazardous Materials) or from the presence of Hazardous Materials located on or emanating from any Controlled Property or Abutting Property whether existing or not existing and whether known or unknown at the time of the execution hereof and regardless of whether or not caused by, or within the control of Borrower. Borrower further agrees to reimburse Lender upon demand for any costs incurred by Lender in connection with the foregoing. Borrower agrees that its obligations hereunder shall be continuous and shall survive the repayment of all debts to Lender and shall continue so long as a valid claim may be lawfully asserted against the Lender. Borrower agrees to conduct its operations and keep and maintain all of its property in compliance with all applicable Environmental Laws and, upon the written request of the Lender, Borrower shall submit to the Lender, at Borrower’s sole cost and expense, at reasonable intervals, a report providing the status of any environmental, health or safety compliance, hazard or liability.

The term “Hazardous Materials” includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Law or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives.

The term “Environmental Law” means any present and future Federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Materials, relating to liability for or costs of remediation or prevention of releases of Hazardous Materials or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act.

4.        COVENANTS

4.1 Payments and Performance. Borrower will duly and punctually pay all Obligations becoming due to the Lender and will duly and punctually perform all Obligations on its part to be done or performed under this Agreement.

4.2 Books and Records; Inspection. Borrower will at all times keep proper books of account in which full, true and correct entries will be made of its transactions in accordance with generally accepted accounting principles, consistently applied and which are, in the opinion of a Certified Public Accountant acceptable to Lender, adequate to determine fairly the financial condition and the results of operations of Borrower. Borrower will at all reasonable times make its books and records available in its offices for inspection, examination and duplication by the Lender and the Lender’s representatives and will permit inspection of the Collateral and all of its properties by the Lender and the Lender’s representatives. Borrower will from time to time furnish the Lender with such information and statements as the Lender may request in its sole discretion with respect to the Obligations or the Lender’s security interest in the Collateral. Borrower shall, during the term of this Agreement, keep the Lender currently and accurately informed in writing of each location where Borrower’s records relating to its accounts and contract rights are kept, and shall not remove such records to another location without giving the Lender at least thirty (30) days prior written notice thereof.

4.3 Financial Statements of Guidance Software, Inc. Guidance Software, Inc. will deliver or cause to be delivered to Lender in form and detail satisfactory to Lender:

(a)	Not later than 90 days after the end of Guidance Software, Inc.’s fiscal year, a copy of the annual audited financial report of Guidance Software, Inc. for such year, prepared by a firm of certified public accountants acceptable to Lender and accompanied by an unqualified opinion of such firm.

(b)	Not later than 45 days after the end of each quarter, a copy of Guidance Software, Inc.’s financial statement as of the end of such period.

4.4 Additional Financial Information. Borrower will furnish to Lender:

(a)	from time to time, such financial data and information about Borrower as Lender may reasonably request; and

(b)	any financial data and information about any guarantors of the Obligations as Lender may reasonably request.

4.5 Conduct of Business. Borrower will maintain its existence in good standing and comply with all laws and regulations of the United States and of any state or states thereof and of any political subdivision thereof, and of any governmental authority which may be applicable to it or to its business; provided that this covenant shall not apply to any tax, assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained.

4.6 Notice to Debtors. Borrower agrees, at the request of the Lender, to notify all or any of the Debtors in writing of the Lender’s security interest in the Collateral in whatever manner the Lender requests and, hereby authorizes the Lender to notify all or any of the Debtors of the Lender’s security interest in Borrower’s accounts at Borrower’s expense.

4.7 Contact with Accountant. Borrower hereby authorizes the Lender to directly contact and communicate with any accountant employed by Borrower in connection with the review and/or maintenance of Borrower’s books and records or preparation of any financial reports delivered by or at the request of Borrower to Lender.

4.8 Operating and Deposit Accounts. Borrower shall maintain its primary business depository relationship with the Lender, including general, operating and administrative deposit accounts and cash management services.

4.9 Taxes. Borrower will promptly pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, retirement benefits, withholding, sales and other taxes assessed against it or payable by it before delinquent; provided that this covenant shall not apply to any tax assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained. The Lender may, at its option, from time to time, discharge any taxes, liens or encumbrances of any of the Collateral, and Borrower will pay to the Lender on demand or the Lender in its sole discretion may charge to Borrower all amounts so paid or incurred by it.

4.10 Maintenance. Borrower will keep and maintain the Collateral and its other properties, if any, in good repair, working order and condition. Borrower will immediately notify the Lender of any loss or damage to or any occurrence which would adversely affect the value of any Collateral. The Lender may, at its option, from time to time, take any other action that the Lender may deem proper to repair, maintain or preserve any of the Collateral, and Borrower will pay to the Lender on demand or the Lender in its sole discretion may charge to Borrower all amounts so paid or incurred by it.

4.11 Insurance. Borrower will maintain in force property and casualty insurance on all Collateral and any other property of Borrower, if any, against risks customarily insured against by companies engaged in businesses similar to that of Borrower containing such terms and written by such companies as may be satisfactory to the Lender, such insurance to be payable to the Lender as its interest may appear in the event of loss and to name the Lender as insured pursuant to a standard loss payee clause; no loss shall be adjusted thereunder without the Lender’s approval; and all such policies shall provide that they may not be canceled without first giving at least thirty (30) days written notice of cancellation to the Lender. In the event that Borrower fails to provide evidence of such insurance, the Lender may, at its option, secure such insurance and charge the cost thereof to Borrower. At the option of the Lender, all insurance proceeds received from any loss or damage to any of the Collateral shall be applied either to the replacement or repair thereof or as a payment on account of the Obligations. From and after the occurrence of an Event of Default, the Lender is authorized to cancel any insurance maintained hereunder and apply any returned or unearned premiums, all of which are hereby assigned to the Lender, as a payment on account of the Obligations.

4.12 Notification of Default. Immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Default, or any condition or event which would upon notice or lapse of time, or both, constitute an Event of Default, Borrower shall give Lender written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto.

4.13 Material Notices. Borrower shall give the Lender prompt written notice of any and all (i) litigation, arbitration or administrative proceedings to which Borrower is a party which materially threatens the Collateral; (ii) other matters which have resulted in, or might result in a material adverse change in the Collateral or the financial condition or business operations of Borrower, and (iii) any enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Borrower or any of its properties.

4.14 Pension Plans. With respect to any pension or benefit plan maintained by Borrower, or to which Borrower contributes (“Plan”), the benefits under which are guarantied, in whole or in part, by the Pension Benefit Guaranty Corporation created by the Employee Retirement Income Security Act of 1974, P.L. 93-406, as amended (“ERISA”) or any governmental authority succeeding to any or all of the functions of the Pension Benefit Guaranty Corporation (“Pension Benefit Guaranty Corporation”), Borrower will (a) fund each Plan as required by the provisions of Section 412 of the Internal Revenue Code of 1986, as amended; (b) cause each Plan to pay all benefits when due; (c) furnish Lender (i) promptly with a copy of any notice of each Plan’s termination sent to the Pension Benefit Guaranty Corporation (ii) no later than the date of submission to the Department of Labor or to the Internal Revenue Service, as the case may be, a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Internal Revenue Code of 1986, as amended and (iii) notice of any Reportable Event as such term is defined in ERISA; and (d) subscribe to any contingent liability insurance provided by the Pension Benefit Guaranty Corporation to protect against employer liability upon termination of a guarantied pension plan, if available to Borrower.

4.15 Definitions and/or Financial Covenants. The following Definitions will apply to this Agreement and Borrower will at all times or during or at the end of any fiscal period (as applicable) comply with all of the financial covenants in this section, if any.

(a)	Definitions.

(i) “Current Portion of Long-Term Debt” shall mean, for any period, the current portion of “Total Funded Indebtedness” required to be paid within twelve months

(ii) “Cash Flow” shall mean the sum of Net Income after tax and exclusive of extraordinary gains plus depreciation, amortization expense and stock compensation minus dividends, distributions and repurchases of stock.

(iii) “Current Liabilities” shall mean current liabilities as in accordance with GAAP, including any negative cash balance on Borrower’s financial statements.

(iv) “Earnings” shall mean earnings as defined under GAAP.

(v) “EBITDA” shall mean, for any period, Earnings from continuing operations before payment of federal, state and local income taxes, and stock compensation expense, plus Interest Expense, depreciation expense and amortization expense, in each case for such period, computed and calculated in accordance with GAAP.

(vi) “GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States.

(vii) “Interest Expense” shall mean, for any period, ordinary, regular, recurring and continuing expenses for interest on all borrowed money.

(viii) “Marketable Securities” shall mean stocks, bonds and mutual fund shares that can be readily sold for cash on stock exchanges or over-the-counter markets.

(ix) “Net Income” shall mean, for any period, net income (or net loss, expressed as a negative number) after taxes actually paid in cash or accrued and all expenses and other charges for such period, determined in accordance with GAAP.

(x) “Permitted Liens” shall mean: (i) liens and security interests securing Total Funded Indebtedness owed by Borrowers to the Lender; (ii) liens for taxes, assessments or similar charges not yet due; (iii) liens of materialmen, mechanics, warehousemen, or carriers or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (iv) purchase money liens or purchase money security interests upon or in any property acquired or held by any of Borrowers in the ordinary course of business to secure Senior Funded Indebtedness outstanding on the date hereof or permitted to be incurred herein; (v) liens and security interests which, as of the date hereof, have been disclosed to and approved by the Lender in writing; and (vi) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower’s assets.

(xi) “Senior Funded Indebtedness” shall mean, as of the date of determination thereof, all borrowed money as reflected in formally executed borrowing agreements by Borrower and disclosed the most recent financial statements in the form required by this Agreement, if any, excluding all such borrowed money that has been subordinated to the satisfaction of Lender.

(xii) “Total Funded Indebtedness” shall mean, as of the date of determination thereof, all borrowed money as reflected in the most recent financial statements in the form required by this Agreement, if any.

(b)	Minimum Cash and Securities. Borrower shall maintain unrestricted cash, and Marketable Securities in an amount of not less than $12,500,000.00, measured at each fiscal quarter end.

(c)	Total Funded Debt to EBITDA. Borrower shall maintain a ratio of its Total Funded Indebtedness to EBITDA of not greater than 2.25 to 1.0 measured at the end of each fiscal quarter with EBITDA based upon the immediately preceding three fiscal quarters and the current fiscal quarter just ended.

(d)	Cash Flow to Current Portion of Long-Term Debt. Borrower shall maintain a ratio of Cash Flow to Current Portion of Long-Term Debt of not less than 1.25 to 1.0, measured at the end of each fiscal quarter with Cash Flow based upon the immediately preceding three fiscal quarters and the current quarter just ended.

(e)	Year to Date Losses. Borrower shall not allow Year to Date Loss to exceed $5,000,000. For the purposes of this section, Year to Date Loss shall be the amount of loss resulting from after tax net income, before stock compensation expense and non-cash charges related to amortization of intangibles (excluding the one-time acquisition related expense of $1,974,000 during the year of 2012 only), measured for the fiscal year to date.

4.16 Limitations on Senior Funded Indebtedness. Borrower shall not, after the date hereof, create, incur or assume, directly or indirectly, any additional Senior Funded Indebtedness other than (i) Senior Funded Indebtedness owed or to be owed to Lender and (ii) Senior Funded Indebtedness of up to $1,000,000.00 any one fiscal year.

4.17 Mergers and Consolidation. Borrower shall not liquidate or dissolve, merge or consolidate with or into, or acquire any other business organization, provided however, that Borrower may make business acquisitions but the cash consideration paid for such acquisitions shall not exceed the amount of $7,500,000.00 in any one fiscal year, or the total cumulative amount for all acquisitions, regardless of payment method, shall not exceed $15,000,000.00 through Expiration Date.

4.18 Loans or Advances. Borrower shall not make any loans or advances to any individual, partnership, corporation, limited liability company, trust, or other organization or Person, including without limitation its officers and employees; provided, however, that Borrower may make advances to its employees, including its officers, with respect to expenses incurred or to be incurred by such employees in the ordinary course of business which expenses are reimbursable by Borrower; and provided further, however, that Borrower may extend credit in the ordinary course of business in accordance with customary trade practices.

4.19 Investments. Borrower shall not make investments in, or advances to, any individual, partnership, corporation, limited liability company, trust or other organization or Person other than as previously specifically consented to in writing by the Lender. Borrower will not purchase or otherwise invest in or hold securities, nonoperating real estate or other nonoperating assets or purchase all or substantially all the assets of any entity other than as previously specifically consented to in writing by the Lender.

4.20 Sale of Assets. Borrower shall not sell, lease or otherwise dispose of any of its assets, except for the sale of inventory in the ordinary course of business and except for the purpose of replacing machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in Borrower’s business, provided that full, fair and reasonable consideration is received therefor; provided, however, in no event shall Borrower sell, lease or otherwise dispose of any equipment purchased with the proceeds of any loans made by the Lender.

4.21 Liens and Encumbrances. Borrower shall not create, assume or permit to exist any security interest, encumbrance, mortgage, deed of trust, or other lien (including, but not limited to, a lien of attachment, judgment or execution) affecting any of Borrower’s properties, or execute or allow to be filed any financing statement or continuation thereof affecting any of such properties, except for Permitted Liens or as otherwise provided in this Agreement.

4.22 Other Business. Borrower shall not engage in any business other than the business in which it is currently engaged or a business reasonably allied thereto.

4.23 Change of Name, etc. Borrower shall not change its legal name or the State or the type of its organization, without giving the Lender at least 30 days prior written notice thereof.

4.24 Compensation of Employees. Borrower shall compensate its employees for services rendered at an hourly rate at least equal to the minimum hourly rate prescribed by any applicable federal or state law or regulation.

4.25 Payment of Obligations and Taxes. Borrower shall make timely payment of all assessments and taxes and all of its liabilities and obligations including, but not limited to, trade payables, unless the same are being contested in good faith by appropriate proceedings with the appropriate court or regulatory agency. For purposes hereof, Borrower’s issuance of a check, draft or similar instrument without delivery to the intended payee shall not constitute payment.

4.26 Inventory.

(i)	Except as provided herein below, Borrower’s domestic inventory shall, at all times, be in Borrower’s physical possession, shall not be held by others on consignment, sale on approval, or sale or return.

(ii)	Borrower shall keep correct and accurate records.

(iii)	All inventory shall be of good and merchantable quality, free from defects.

(iv)	The domestic inventory shall not at any time or times hereafter be stored with a bailee, warehouseman or similar party without the Lender’s prior written consent and, in such event, Borrower will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to the Lender, in form acceptable to the Lender, warehouse receipts in the Lender’s name evidencing the storage of inventory.

(v)	At any reasonable time and from time to time, allow Lender to have the right, upon demand, to inspect and examine inventory and to check and test the same as to quality, quantity, value and condition and Borrower agrees to reimburse the Lender for the Lender’s reasonable costs and expenses in so doing.

4.27 Location and Maintenance of Equipment.

(i)	Borrower’s equipment (the “Equipment”) shall at all times be in Borrower’s physical possession and shall not be held for sale or lease.

(ii)	Borrower shall not secrete, abandon or remove, or permit the removal of, the Equipment, or any part thereof, from Borrower’s physical possession or remove or permit to be removed any accessories now or hereafter placed upon the Equipment.

(iii)	Upon the Lender’s demand, Borrower shall immediately provide the Lender with a complete and accurate description of the Equipment including, as applicable, the make, model, identification number and serial number of each item of Equipment. In addition, Borrower shall immediately notify the Lender of the acquisition of any new or additional Equipment or the replacement of any existing Equipment and shall supply the Lender with a complete description of any such additional or replacement Equipment.

(iv)	Borrower shall, at Borrower’s sole cost and expense, keep and maintain the Equipment in a good state of repair and shall not destroy, misuse, abuse, illegally use or be negligent in the care of the Equipment or any part thereof. Borrower shall not remove, destroy, obliterate, change, cover, paint, deface or alter the name plates, serial numbers, labels or other distinguishing numbers or identification marks placed upon the Equipment or any part thereof by or on behalf of the manufacturer, any dealer or rebuilder thereof, or the Lender. Borrower shall not be released from any liability to the Lender hereunder because of any injury to or loss or destruction of the Equipment. Upon reasonable notice and at a reasonable time, Borrower shall allow the Lender and its representatives free access to and the right to inspect the Equipment at all times and shall comply with the terms and conditions of any leases covering the real property on which the Equipment is located and any orders, ordinances, laws, regulations or rules of any federal, state or municipal agency or authority having jurisdiction of such real property or the conduct of the business of the Persons having control or possession of the Equipment.

(v)	The Equipment is not now and shall not at any time hereafter be so affixed to the real property on which it is located as to become a fixture or a part thereof. The Equipment is now and shall at all times hereafter be and remain personal property of Borrower.

5.        DEFAULT

5.1 Default. “Event of Default” shall mean the occurrence of one or more of any of the following events:

(a)	default of any liability, obligation, covenant or undertaking of Borrower or any guarantor of the Obligations to the Lender, hereunder or otherwise, including, without limitation, failure to pay in full and when due any installment of principal or default of Borrower or any guarantor of the Obligations under any other Loan Document or any other agreement with the Lender continuing for 5 days with respect to the payment of interest, or continuing for 30 days with respect to any other default;

(b)	failure of Borrower or any guarantor of the Obligations to maintain aggregate collateral security value satisfactory to the Lender;

(c)	default of any material liability, obligation or undertaking of Borrower or any guarantor of the Obligations to any other party;

(d)	if any statement, representation or warranty heretofore, now or hereafter made by Borrower or any guarantor of the Obligations in connection with this Agreement or in any supporting financial statement of Borrower or any guarantor of the Obligations shall be determined by the Lender to have been false or misleading in any material respect when made;

(e)	if Borrower or any guarantor of the Obligations is a corporation, trust, partnership or limited liability company, the liquidation, termination or dissolution of any such organization, or the merger or consolidation of such organization into another entity, or Borrower ceasing to carry on actively its present business or the appointment of a receiver for its property;

(f)	the death of Borrower or any guarantor of the Obligations and, if Borrower or any guarantor of the Obligations is a partnership or limited liability company, the death of any partner or member;

(g)	for a corporation, there shall occur a sale, transfer, disposition or encumbrance (whether voluntary or involuntary), or an agreement shall be entered into to do so, with respect to more than 10% of the issued and outstanding capital stock of Borrower, except for capital stock contributions to Borrower Equity Incentive Plans previously approved by shareholders of Borrower;

(h)	for a general partnership, limited partnership, or limited liability partnership, there shall occur a change in any general partner or a change affecting the control of Borrower; or for a limited liability company, there shall occur a change in any manager or member or a change affecting the control of Borrower;

(i)	Borrower or any guarantor shall: (i) become insolvent or be unable to pay its debts as they mature; (ii) make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties and assets; (iii) file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; (iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition; (v) become or be adjudicated a bankrupt; (vi) apply for or consent to the appointment of, or consent that an order be made, appointing any receiver, custodian or trustee, for itself or any of its properties, assets or businesses; or (vii) in an involuntary proceeding, any receiver, custodian or trustee shall have been appointed for all or substantial part of Borrower’s or guarantor’s properties, assets or businesses and shall not be discharged within 30 days after the date of such appointment;

(j)	the service upon the Lender of a writ in which the Lender is named as trustee of Borrower or any guarantor of the Obligations;

(k)	a final, non-appealable judgment or judgments for the payment of money shall be rendered against Borrower or any guarantor of the Obligations, and any such judgment shall remain unsatisfied and in effect for any period of sixty (60) consecutive days without a stay of execution except for judgments issued in the ordinary course of business not to exceed $500,000.00 in any fiscal year;

(l)	any levy, lien (including mechanics lien), seizure, attachment, execution or similar process shall be issued or levied on any of the property of Borrower or any guarantor of the Obligations relating to Collateral value greater than $500,000.00 in any fiscal year;

(m)	any subordination agreement or any other Loan Document shall be revoked or limited or its enforceability or validity shall be contested by any signatory thereto, by operation of law, legal proceeding or otherwise;

(n)	the termination or revocation of any guaranty of the Obligations; or

(o)	the occurrence of such a material change in the condition or affairs (financial or otherwise) of Borrower or any guarantor of the Obligations, or the occurrence of any other event or circumstance, such that the Lender, in its sole discretion, deems that it is insecure or that the prospects for timely or full payment or performance of any obligation of Borrower or any guarantor of the Obligations to the Lender has been or may be impaired.

5.2 Acceleration. If an Event of Default shall occur, unless such Default is cured by Borrower within thirty (30) days after its discovery, at the election of the Lender, all Obligations shall become immediately due and payable without notice or demand, except with respect to Obligations payable on DEMAND, which shall be due and payable on DEMAND, whether or not an Event of Default has occurred. In addition, regardless of whether the Lender has declared all Obligations to be immediately due and payable, Lender may exercise any of action set forth below.

The Lender is hereby authorized, at its election, after an Event of Default or after Demand, without any further demand or notice except to such extent as notice may be required by applicable law, to take possession and/or sell or otherwise dispose of all or any of the Collateral at public or private sale; and the Lender may also exercise any and all other rights and remedies of a secured party under the Code or which are otherwise accorded to it in equity or at law, all as Lender may determine, and such exercise of rights in compliance with the requirements of law will not be considered adversely to affect the commercial reasonableness of any sale or other disposition of the Collateral. If notice of a sale or other action by the Lender is required by applicable law, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Borrower agrees that thirty (30) days written notice to Borrower, or the shortest period of written notice permitted by such law, whichever is smaller, shall be sufficient notice; and that to the extent permitted by law, the Lender, its officers, attorneys and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is of a type customarily sold on a recognized market or which is the subject of widely distributed standard price quotations. Any sale (public or private) shall be without warranty and free from any right of redemption, which Borrower shall waive and release after default upon the Lender’s request therefor, and may be free of any warranties as to the Collateral if Lender shall so decide. No purchaser at any sale (public or private) shall be responsible for the application of the purchase money. Any balance of the net proceeds of sale remaining after paying all Obligations of Borrower to the Lender shall be returned to such other party as may be legally entitled thereto; and if there is a deficiency, Borrower shall be responsible for repayment of the same, with interest. Upon demand by the Lender, Borrower shall assemble the Collateral and make it available to the Lender at a place designated by the Lender which is reasonably convenient to the Lender and Borrower. Borrower hereby acknowledges that the Lender has extended credit and other financial accommodations to Borrower upon reliance of Borrower’s granting the Lender the rights and remedies contained in this Agreement including without limitation the right to take immediate possession of the Collateral upon the occurrence of an Event of Default or after DEMAND with respect to Obligations payable on DEMAND and Borrower hereby acknowledges that the Lender is entitled to equitable and injunctive relief to enforce any of its rights and remedies hereunder or under the Code and Borrower hereby waives any defense to such equitable or injunctive relief based upon any allegation of the absence of irreparable harm to the Lender.

The Lender shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral subject to the security interest created hereby), or guarantees of, the Obligations or any of them, or to resort to such security or guarantees in any particular order; and all of its rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may do so, Borrower hereby agrees that it will not invoke and irrevocably waives the benefits of any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Lender’s rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed. Except as required by applicable law, the Lender shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.

5.3 Cease Extending Credit. The Lender may cease making advances or otherwise extending credit to or for the account of Borrower under this Agreement or under any other agreement now existing or hereafter entered into between Borrower and the Lender.

5.4 Letters of Credit. The Lender may require Borrower to pay immediately to the Lender, for application against drawings under any outstanding Letters of Credit, the outstanding principal amount of any such Letters of Credit, Any portion of the amount so paid to the Lender which is not applied to satisfy draws under any such Letters of Credit or any other obligations of Borrower to the Lender shall be repaid to Borrower without interest. In addition, the Lender may require that Borrower remit to the Lender cash collateral in an amount equal to 110% of the aggregate undrawn amount of all outstanding Letters of Credit at such time, such cash collateral to be held by the Lender in a cash collateral account on terms and conditions satisfactory to the Lender.

5.5 Termination. The Lender may terminate this Agreement as to any future obligation of the Lender without affecting Borrower’s obligations to the Lender or the Lender’s rights and remedies under this Agreement or under any other document, instrument or agreement.

5.6 Application of Proceeds. All amounts received by the Lender as proceeds from the disposition or liquidation of the Collateral shall be applied to Borrower’s indebtedness to the Lender as follows: first, to the costs and expenses of collection, enforcement, protection and preservation of the Lender’s lien in the Collateral, including court costs and reasonable attorneys’ fees, whether or not suit is commenced by the Lender; next, to those costs and expenses incurred by the Lender in protecting, preserving, enforcing, collecting, liquidating, selling or disposing of the Collateral; next, to the payment of accrued and unpaid interest on all of the Obligations; next, to the payment of the outstanding principal balance of the Obligations; and last, to the payment of any other indebtedness owed by Borrower to the Lender. Any excess Collateral or excess proceeds existing after the disposition or liquidation of the Collateral will be returned or paid by the Lender to Borrower.

If any non-cash proceeds are received in connection with any sale of Collateral, the Lender shall not apply such non-cash proceeds to the Obligations unless and until such proceeds are converted to cash.

5.7 Power of Attorney. Borrower hereby irrevocably constitutes and appoints the Lender as Borrower’s true and lawful attorney, with full power of substitution, at the sole cost and expense of Borrower but for the sole benefit of the Lender, upon the occurrence of an Event of Default or after DEMAND with respect to Obligations payable on DEMAND, to the limited extent necessary convert the Collateral into cash, including, without limitation, completing the manufacture or processing of work in process, and the sale (either public or private) of all or any portion or portions of the inventory and other Collateral; to enforce collection of the Collateral, either in its own name or in the name of Borrower, including, without limitation, executing releases or waivers, compromising or settling with any Debtors and prosecuting, defending, compromising or releasing any action relating to the Collateral; to receive, open and dispose of all mail addressed to Borrower and to take therefrom any remittances or proceeds of Collateral in which the Lender has a security interest; to notify Post Office authorities to change the address for delivery of mail addressed to Borrower to such address as the Lender shall designate; to endorse the name of Borrower in favor of the Lender upon any and all checks, drafts, money orders, notes, acceptances or other instruments of the same or different nature; to sign and endorse the name of Borrower on and to receive as secured party any of the Collateral, any invoices, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title of the same or different nature relating to the Collateral; to sign the name of Borrower on any notice of the Debtors or on verification of the Collateral; and to sign, if necessary, and file or record on behalf of Borrower any financing or other statement in order to perfect or protect the Lender’s security interest. The Lender shall not be obliged to do any of the acts or exercise any of the powers hereinabove authorized, but if the Lender elects to do any such act or exercise any such power, it shall not be accountable for more than it actually receives as a result of such exercise of power, and it shall not be responsible to Borrower except for its own gross negligence or willful misconduct. All powers conferred upon the Lender by this Agreement, being coupled with an interest, shall be irrevocable so long as any Obligation of Borrower or any guarantor or surety to the Lender shall remain unpaid or the Lender is obligated under this Agreement to extend any credit to Borrower.

5.8 Nonexclusive Remedies. All of the Lender’s rights and remedies not only under the provisions of this Agreement but also under any other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by the Lender at such time or times and in such order of preference as the Lender in its sole discretion may determine. No course of dealing and no delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of Lender on any future occasion.

6.        MISCELLANEOUS

6.1 Waivers. Borrower waives notice of intent to accelerate, notice of acceleration, notice of nonpayment, demand, presentment, protest or notice of protest of the Obligations, and all other notices, consents to any renewals or extensions of time of payment thereof, and generally waives any and all suretyship defenses and defenses in the nature thereof.

6.2 Waiver of Homestead. To the maximum extent permitted under applicable law, Borrower hereby waives and terminates any homestead rights and/or exemptions respecting any of its property under the provisions of any applicable homestead laws, including without limitation, California Code of Civil Procedure Sections 704-710 et seq.

6.3 Deposit Collateral. Borrower hereby grants to the Lender a continuing lien and security interest in any and all deposits or other sums at any time credited by or due from the Lender to Borrower and any cash, securities, instruments or other property of Borrower in the possession of the Lender, including all accounts Borrower holds jointly with others, whether for safekeeping or otherwise, or in transit to or from the Lender (regardless of the reason the Lender had received the same or whether the Lender has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of Borrower to the Lender and such deposits and other sums may be applied or set off against such liabilities and obligations of Borrower to the Lender at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Lender.

6.4 Disposal of Documents. All documents, schedules, invoices or other papers received by the Lender from Borrower may be destroyed or disposed of six (6) months after receipt by the Lender.

6.5 Telephone Recording. Borrower agrees that the Lender may electronically record all telephone conversations between Borrower and the Lender with respect to any transaction and that any such recording may be submitted in evidence in any arbitration or other legal proceeding. Such recording shall be deemed evidence as to the terms of any transaction in the event of a dispute.

6.6 Indemnification. Borrower shall indemnify, defend and hold the Lender and its directors, officers, employees, agents and attorneys (each an “Indemnitee”) harmless of and from any claim brought or threatened against any Indemnitee by Borrower, any guarantor or endorser of the Obligations, or any other Person (as well as from reasonable attorneys’ fees and expenses in connection therewith) on account of the Lender’s relationship with Borrower, or any guarantor or endorser of the Obligations (each of which may be defended, compromised, settled or pursued by the Lender with counsel of the Lender’s election, but at the expense of Borrower), except for any claim arising out of the negligence or misconduct of the Lender outside of customary practices observed by others in the business of Lender. The within indemnification shall survive payment of the Obligations, and/or any termination, release or discharge executed by the Lender in favor of Borrower.

6.7 Fees. Borrower will pay all of the Lender’s out-of-pocket expenses in connection with the preparation and negotiation of this Agreement.

6.8 Costs and Expenses. In the event of Default Borrower shall pay to the Lender on demand any and all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements, court costs, litigation and other expenses) incurred or paid by the Lender in establishing, maintaining, protecting or enforcing any of the Lender’s rights or the Obligations, including, without limitation, any and all such costs and expenses incurred or paid by the Lender in defending the Lender’s security interest in, title or right to the Collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of the Obligations.

6.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

6.10 Severability. If any provision of this Agreement or portion of such provision or the application thereof to any Person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other Persons or circumstances shall not be affected thereby.

6.11 Headings. The headings herein set forth are solely for the purpose of identification and have no legal significance.

6.12 Conflicting Provisions. To the extent the provisions contained in this Agreement are inconsistent with those contained in any other document, instrument or agreement executed pursuant hereto, the terms and provisions contained herein shall control. Otherwise, such provisions shall be considered cumulative.

6.13 Complete Agreement. This Agreement and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter. This Agreement may be amended only by an instrument in writing signed by Borrower and Lender.

6.14 Accuracy of Financial Statements. All financial statements, information and other data which may have been or which may hereafter be submitted by Borrower to the Lender are true, accurate and correct and have been or will be prepared in accordance with generally accepted accounting principles consistently applied and accurately represent the financial condition or, as applicable, the other information disclosed therein. Since the most recent submission of such financial information or data to the Lender, Borrower represents and warrants that no material adverse change in Borrower’s financial condition or operations has occurred which has not been fully disclosed to the Lender in writing.

6.15 Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and the Lender shall be entitled to rely thereon) until released in writing by the Lender. The Lender may transfer and assign this Agreement and deliver the Collateral to the assignee, who shall thereupon have all of the rights of the Lender; and the Lender shall then be relieved and discharged of any responsibility or liability with respect to this Agreement and the Collateral. Borrower may not assign or transfer any of its rights or obligations under this Agreement. Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

6.16 Further Assurances. Borrower will from time to time execute and deliver to Lender such documents, and take or cause to be taken, all such other or further action, as Lender may request in order to effect and confirm or vest more securely in Lender all rights contemplated by this Agreement and the other Loan Documents (including, without limitation, to correct clerical errors) or to vest more fully in or assure to the Lender the security interest in the Collateral granted to the Lender by this Agreement or to comply with applicable statute or law and to facilitate the collection of the Collateral (including, without limitation, the execution of stock transfer orders and stock powers, endorsement of promissory notes and instruments and notifications to obligors on the Collateral). To the extent permitted by applicable law, Borrower authorizes the Lender to file financing statements, continuation statements or amendments, and any such financing statements, continuation statements or amendments may be filed at any time in any jurisdiction. Lender may at any time and from time to time file financing statements, continuation statements and amendments thereto which contain any information required by the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower. Borrower agrees to furnish any such information to Lender promptly upon request. In addition, Borrower shall at any time and from time to time take such steps as Lender may reasonably request for Lender (i) to obtain an acknowledgment, in form and substance satisfactory to Lender, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Lender, (ii) to obtain “control” (as defined in the Code) of any Collateral comprised of deposit accounts, electronic chattel paper, letter of credit rights or investment property, with any agreements establishing control to be in form and substance satisfactory to Lender, and (iii) otherwise to insure the continued perfection and priority of Lender’s security interest in any of the Collateral and the preservation of its rights therein. Borrower hereby constitutes Lender its attorney-in-fact to execute, if necessary, and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until this Agreement terminates in accordance with its terms, all Obligations are irrevocably paid in full and the Collateral is released.

6.17 Terms of Agreement. This Agreement shall continue in full force and effect so long as any Obligations or obligation of Borrower to Lender shall be outstanding, or the Lender shall have any obligation to extend any financial accommodation hereunder, and is supplementary to each and every other agreement between Borrower and Lender and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between Borrower and the Lender be construed to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower hereunder, unless such other agreement specifically refers to this Agreement and expressly so provides.

6.18 Notices. Any notice under or pursuant to this Agreement shall be a signed writing or other authenticated record (within the meaning of Article 9 of the Code). Any notices or other documents sent under or pursuant to this Agreement shall be deemed duly received and effective if delivered in hand to any officer of agent of Borrower or Lender, or if mailed by registered or certified mail, return receipt requested, addressed to Borrower at 215 North Marengo Avenue, Pasadena, CA 91101 or Lender at the address set forth in the Loan Agreement or as any party may from time to time designate by written notice to the other party.

6.19 Governing Law. This Agreement shall be governed by federal law applicable to the Lender and, to the extent not preempted by federal law, the laws of the State of California without giving effect to the conflicts of laws principles thereof.

6.20 Reproductions. This Agreement and all documents which have been or may be hereinafter furnished by Borrower to the Lender may be reproduced by the Lender by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

6.21 Jurisdiction and Venue. Borrower irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in California, over any suit, action or proceeding arising out of or relating to this Agreement. Borrower irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Borrower hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to Borrower’s address shown in this Agreement or as notified to the Lender and (ii) by serving the same upon Borrower in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon Borrower.

6.22 Civil Code Section 2822. In the event that at any time, a surety is liable upon only a portion of Borrower’s obligations under the Loan Documents and Borrower provides partial satisfaction of any such obligation(s), Borrower hereby waives any right it would otherwise have, under Section 2822 of the California Civil Code, to designate the portion of the obligations to be satisfied. The designation of the portion of the obligation to be satisfied shall, to the extent not expressly made by the terms of the Loan Documents, be made by the Lender rather than Borrower.

6.23 Judicial Reference Provision. The parties elect to proceed under this Judicial Reference Provision. With the exception of the items specified below, any controversy, dispute or claim between the parties relating to this Agreement or any other document, instrument or transaction between the parties (each, a Claim), will be resolved by a reference proceeding in California pursuant to Sections 638 et seq.

of the California Code of Civil Procedure, or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to reference. Venue for the reference will be the Superior Court in the County where real property involved in the action, if any, is located, or in a County where venue is otherwise appropriate under law (the Court). The following matters shall not be subject to reference: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including without limitation set-off), (iii) appointment of a receiver, and (iv) temporary, provisional or ancillary remedies (including without limitation writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). The exercise of, or opposition to, any of the above does not waive the right to a reference hereunder.

The referee shall be selected by agreement of the parties. If the parties do not agree, upon request of any party a referee shall be selected by the Presiding Judge of the Court. The referee shall determine all issues in accordance with existing case law and statutory law of the State of California, including without limitation the rules of evidence applicable to proceedings at law. The referee is empowered to enter equitable and legal relief, and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision, and pursuant to CCP §644 the referee’s decision shall be entered by the Court as a judgment or order in the same manner as if tried by the Court. The final judgment or order from any decision or order entered by the referee shall be fully appealable as provided by law. The parties reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial if granted, will be a reference hereunder. AFTER CONSULTING (OR HAVING THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, EACH PARTY AGREES THAT ALL CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT A JURY.

Executed as of July 12, 2012.

Borrower:
Guidance Software, Inc.

By:	/s/ Victor Limongelli
Victor Limongelli, President and Chief Executive Officer

Accepted: Bank of the West

By:	/s/ David Alterman
Name:	David Alterman
Title:	Senior Vice President

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